Exhibit 99.1

News Release

Draft ONLY

For Release on April 17, 2017

Inpixon Reports Fourth Quarter and 2016 Financial Results

And Provides Corporate Update

Conference Call To Be Held Today at 4:30 pm Eastern Time

PALO ALTO, Calif. – Inpixon (NASDAQ: INPX), a leading indoor positioning and data analytics company, today reported financial results for the fourth quarter and year ended December 31, 2016 and provided an update on corporate developments.

Fourth Quarter 2016 Financial Highlights:

●	2016 Q4 revenue of $14.5 million

●	2016 Q4 gross margin of 31%

●	2016 Q4 GAAP net loss of $7.51 per share

●	2016 Q4 Proforma Non-GAAP net loss[1] of $2.13 per share

●	2016 Q4 Non-GAAP Adjusted EBITDA[1] loss of $2.8 million

Full Year Financial Highlights

●	2016 revenue of $53.2 million

●	2016 gross margin of 28%

●	2016 GAAP net loss of $15.61 per share

●	2016 Proforma Non-GAAP net loss[1] of $7.44 per share

●	2016 Non-GAAP Adjusted EBITDA[1] loss of $9.8 million

“Sysorex is now known as Inpixon. On March 1st we changed our name from Sysorex Global to Inpixon, in connection with the rebranding of our business to focus on growing our Indoor Positioning Analytics products and services. We have expanded our capabilities with these products and services beyond the security application, which initially targeted government customers. We now have several retail customers including in our largest deployment to date in Q4 2016 in a flagship mall of one of the premier and larger mall operators in the world, further establishing our foothold in this business. Nonetheless, our financial results for the year were impacted by the decline in our Storage & Computing segment revenues, which we believe is based on the industry wide softness that we have discussed on our last two earnings calls. We have responded to this decline with the acquisition of the Integrio business in November 2016. As a result, we will provide a broader range of products and services primarily to federal government customers via large long-term contracts. We captured revenue in Q1 2017 from the acquisition but expect an increased impact in subsequent quarters as the government buying season kicks into gear in Q3,” said Nadir Ali, Inpixon’s CEO.

“In addition to adding revenues with long-term government contracts that we believe can help sustain and grow this segment, we are consolidating and cutting operational expenses and reducing office footprints and locations. We anticipate that taking these steps, will result in more efficient operations that coupled with focusing our efforts to grow the Inpixon Indoor Positioning Analytics business will address the softness in revenue that we saw in 2016 and get us on track in 2017. We also saw net losses in 2016 of which approximately $11.7 million were a result of goodwill write-downs and amortization of intangibles. These charges do not impact our liquidity, cash flows from operations, compliance with debt covenants or our ability to execute on a broader basis,” said Kevin Harris, Inpixon’s CFO.

2016 Financial Results

Revenue: Total Revenues for the year ended December 31, 2016 were $53.2 million compared to $67.0 million for the comparable period in the prior year. The decrease of $13.8 million, or approximately 20.6% is primarily associated with a decline in revenues earned by the storage and computing segment. Total 2016 revenue included Mobile, IoT & Big Data Products revenue of $1.6 Million, compared to $1.7 million for the prior year period, Storage and Computing revenue of $36.1 million compared to $50.0 million for the prior year period, SaaS Revenue of $3.3 million compared to $3.7 million during the prior year period and Professional Services Revenue of $12.2 million compared to $11.6 million during the prior year period.

Gross Profit: Total gross profit for the year ended December 31, 2016 was $14.9 million, compared to $19.3 million in 2015. The gross profit margin for the year ended December 31, 2016 was 28% compared to 29% for the year ended December 31, 2015. This decrease in gross profit is based on the lower revenue in 2016. The decrease in gross profit margin is based on a higher percentage of product sales with lower margins than in the prior year.

Net Loss: GAAP net loss attributable to the stockholders for 2016 was $27.1 million, compared to a net loss of $11.7 million for 2015. GAAP net loss per share for 2016 was $15.61, compared to a net loss per share of $8.30 for 2015. The increase in net loss was primarily attributable to a decrease in gross profit of approximately $4.4 million and an increase in operating expenses of approximately $7.9 million which includes a non-cash goodwill impairment charge of $7.4 million.

Non-GAAP net loss1: 2016 pro-forma non-GAAP net loss was $12.9 million, compared to a non-GAAP net loss of $4.5 million for 2015. 2016 pro-forma non-GAAP net loss per share was $7.44, compared to a non-GAAP net loss per share of $3.20 for 2015. Non-GAAP net loss per share is defined as net loss per basic and diluted share adjusted for non-cash items including stock based compensation, amortization of intangibles and one time charges including gain/loss on the settlement of obligations, severance costs, change in the fair value of shares to be issued, acquisition costs and the costs associated with the public offering.

Non-GAAP adjusted EBITDA1: Total non-GAAP adjusted EBITDA for the year ended December 31, 2016 was a loss of $9.8 million compared to loss of $3.4 million for the year ended December 31, 2015. Non-GAAP adjusted EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

2016 Business Highlights and Recent Developments

●	Sysorex Rebrands To Inpixon, Signifying Increased Focus On Indoor Positioning Analytics

●	Inpixon Named To 2017 CRN MSP Elite 150 List

●	Inpixon Appoints Soumya Das As Chief Marketing Officer

●	Inpixon Launches 3-Part "Freethinkers Of The Retail World" Webinar Series

●	Inpixon Announces Pricing Of $2.0 Million Registered Direct Offering

●	Inpixon Federal Acquires Certain Assets of Integrio Technologies Inc.

●	Inpixon Announces ~$1M Contract With Top Mall Operator

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Inpixon’s Annual Report on Form 10-K for the year ended December 31, 2016, which will be filed with the U.S. Securities and Exchange Commission on or about April 17, 2017.

Conference Call Information

Management will host a conference call on Monday, April 17, 2017, at 4:30pm Eastern Time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the conference call, interested parties within the U.S. should call 1-844-824-3831. International callers should call +1-412-317-5141. All callers should ask for the Inpixon conference call. The conference call will also be available through a live webcast, which can be accessed at http://client.irwebkit.com/inpixon.

A replay of the call will be available approximately one hour after the end of the call through April 30, 2017. The replay can be accessed via Inpixon’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10104105.

About Inpixon

Inpixon (NASDAQ: INPX) is a leader in Indoor Positioning and Data Analytics. Inpixon sensors are designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high performance, data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions, and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on Indoor Positioning and Data Analytics, follow Inpixon on LinkedIn and @_Inpixon on Twitter.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and employees, the Company’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP"”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for stock-based compensation, amortization of intangibles, change in the fair value of shares to be issued, change in the fair value of derivative liability and one-time non-recurring charges such as severance costs, acquisition costs and the costs associated with the public offering.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

Contacts:

Inpixon Investor Relations:

CORE IR

Scott Arnold, +1-516-222-2560

Managing Director

www.coreir.com

or

Media Contact:

PAN Communications

Hilary Katulak, +1-617-502-4347

hkatulak@pancomm.com

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$1,821	$4,060
Accounts receivable, net	11,788	12,209
Notes and other receivables	362	1,340
Inventory	1,061	755
Prepaid licenses and maintenance contracts	13,321	7,509
Assets held for sale	23	772
Other current assets	1,768	1,967
Total current assets	30,144	28,612

Prepaid licenses and maintenance contracts, non-current	5,169	6,586
Property and equipment, net	1,385	1,392
Software development costs, net	2,058	1,281
Intangible assets, net	17,691	17,161
Goodwill	9,028	13,166
Other assets	998	517
Total assets	$66,473	$68,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,027	$9,320
Accrued liabilities	4,169	2,992
Deferred revenue	15,043	9,095
Short-term debt, net	6,887	9,417
Liabilities held for sale	2,041	2,026

Total current liabilities	51,167	32,850

Deferred revenue, non-current	5,960	7,666
Long-term debt, net	4,047	1,226
Other liabilities	371	542
Acquisition liability - Integrio	1,648	-
Acquisition liability - LightMiner	567	3,475
Total liabilities	63,760	45,759

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	--	--
Convertible Series 1 Preferred Stock - $1,000.00 stated value; 5,000,000 shares authorized; 2,250 and 0 issued and outstanding at December 31, 2016 and 2015, respectively. Liquidation preference of $2,250,000 and $0 at December 31, 2016 and 2015, respectively.	1,340	--
Common stock, $0.001 par value; 50,000,000 shares authorized; 2,171,886 and 1,687,324 issued and 2,155,964 and 1,671,402 outstanding at December 31, 2016 and 2015, respectively	33	25
Additional paid-in capital	64,117	58,226
Treasury stock, at cost, 238,838 shares	(695)	(695)
Due from Sysorex Consulting Inc.	(666)	(666)
Accumulated other comprehensive income (loss)	52	31
Accumulated deficit	(59,473)	(32,359)
Stockholders’ equity attributable to Inpixon	4,708	24,562
Non-controlling interest	(1,995)	(1,606)
Total stockholders' equity	2,713	22,956
Total liabilities and stockholders’ equity	$66,473	$68,715

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Years Ended
	December 31,
	2016	2015
Revenues
Products	$37,510	$51,381
Services	15,657	15,576
Total Revenues	53,167	66,957
Cost of Revenues
Products	29,025	40,763
Services	9,215	6,865
Total Cost of Revenues	38,240	47,628
Gross Profit	14,927	19,329
Operating expenses:
Research and development	2,277	635
Sales and marketing	8,500	11,531
General and administrative	15,269	14,226
Acquisition related costs	876	355
Impairment of goodwill	7,400	--
Amortization of intangibles	4,328	3,994
Total operating expenses	38,650	30,741
Loss from operations	(23,723)	(11,412)
Other income (expense)
Interest expense	(1,743)	(448)
Other income (expense)	(266)	25
Change in fair value of derivative liability	51	--
Gain (loss) on the settlement of obligation	--	(85)
Reserve for the recoverability of note receivable	(1,077)	--
Change in fair value of shares to be issued	13	211
Total other income (expense)	(3,022)	(297)
Net loss from continuing operations	(26,745)	(11,709)
Net loss from discontinued operations, net of tax	(758)	(20)
Net loss	(27,503)	(11,729)
Net loss attributable to non-controlling interest	(389)	(10)
Net loss attributable to stockholders of Inpixon	$(27,114)	$(11,719)
Comprehensive loss
Net Loss	(27,503)	(11,729)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	21	49
Comprehensive loss	$(27,482)	$(11,680)
Loss from continuing operations attributable to common stockholders	$(15.40)	$(8.29)
Loss from discontinued operations, net of tax	$(0.21)	$(0.01)
Net loss per basic and diluted common share	$(15.61)	$(8.30)
Weighted average common shares outstanding:
Basic and Diluted	1,737,120	1,412,094

INPIXON AND SUBSIDIARIES

(f/k/a SYSOREX GLOBAL AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(27,503)	$(11,729)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,333	653
Amortization of intangible assets	4,328	3,994
Impairment of goodwill	7,400	--
Stock based compensation	1,377	1,424
Change in fair value of shares to be issued	(13)	(211)
Change in fair value of derivative liability	(51)	--
Amortization of deferred financing costs	--	23
Amortization of debt discount	491	--
Compensation expense, note receivable related party	--	90
Provision for doubtful accounts	93	1,032
Reserve for settlement of bond	749	--
Reserve for note receivable	1,077	--
Amortization of technology	133	--
Other	64	19
(Gain)/Loss on settlement of obligations	(1,541)	85
Treasury shares received upon settlement of escrow	--	(695)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	2,968	(5,066)
Inventory	(305)	(145)
Other current assets	67	(510)
Prepaid licenses and maintenance contracts	(232)	(744)
Other assets	(711)	69
Accounts payable	6,907	1,944
Accrued liabilities	623	586
Deferred revenue	(10)	1,127
Other liabilities	(29)	(147)
Total Adjustments	24,718	3,528
Net Cash Used in Operating Activities	(2,785)	(8,201)
Cash Flows Used in Investing Activities:
Purchase of property and equipment	(526)	(355)
Investment in capitalized software	(1,576)	(1,176)
Investment in LightMiner	--	(19)
Cash acquired in Integrio Technologies acquisition	189	--
Cash paid for the acquisition of Integrio Technologies	(753)	--
Net Cash Flows Used in Investing Activities	(2,665)	(1,550)
Cash Flows provided by Financing Activities
Advances (repayment) of lines of credit	(1,863)	4,682
Advances from term loan	--	2,000
Repayment of term loan	(1,611)	(764)
Proceeds from debenture and convertible preferred stock	5,000	--
Net proceeds from the issuance of common stock and warrants	1,734	--
Advances to related party	(3)	--
Advances from related party	3	2
Net proceeds from issuance of common stock	--	4,685
Repayment of notes payable	(70)	(71)
Net Cash Provided by Financing Activities	3,190	10,534
Effect of Foreign Exchange Rate on Changes on Cash	21	49
Net (Decrease) Increase in Cash and Cash Equivalents	(2,239)	832
Cash and Cash Equivalents - Beginning of period	4,060	3,228
Cash and Cash Equivalents - End of period	$1,821	$4,060

Reconciliation of Non-GAAP Financial Measures:

	Years Ended
(In thousands)	December 31,
	2016	2015
Net loss attributable to stockholders	$(27,114)	$(11,719)
Adjustments:
Non-recurring one-time charges:
Provision for doubtful accounts	685	1,206
Reserve for recoverability of note receivable	1,077	--
Costs associated with public offering	4	46
Acquisition transaction/financing costs	876	355
Severance	55	307
(Gain)/Loss on the settlement of obligations	(1,541)	85
Change in the fair value of shares to be issued	(13)	(211)
Change in the fair value of derivative liability	(51)	--
Stock-based compensation – compensation and related benefits	1,377	1,424
Interest expense	1,743	448
Impairment of goodwill	7,400	--
Depreciation and amortization	5,662	4,647
Adjusted EBITDA	$(9,840)	$(3,412)

	Years Ended
(In thousands, except share data)	December 31,
	2016	2015
Net loss attributable to stockholders	$(27,114)	$(11,719)
Adjustments:
Non-recurring one-time charges:
Provision for doubtful accounts	685	1,206
Reserve for recoverability of note receivable	1,077	--
Costs associated with public offering	4	46
Acquisition transaction/financing costs	876	355
Severance	55	307
(Gain)/Loss on the settlement of obligations	(1,541)	85
Change in the fair value of shares to be issued	(13)	(211)
Change in the fair value of derivative liability	(51)	--
Stock-based compensation – compensation and related benefits	1,377	1,424
Impairment of goodwill	7,400	--
Amortization of intangibles	4,328	3,994
Proforma non-GAAP net loss	$(12,917)	$(4,513)
Proforma non-GAAP net loss per basic and diluted common share	$(7.44)	$(3.20)
Weighted average basic and diluted common shares outstanding	1,737,120	1,412,094

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